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                                                             Exhibit 23.22

     [LETERHEAD]


                     CONSENT OF SCIARABBA WALKER & CO., LLP


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our report dated February 6, 1997, with respect to the audit of Abbot Associates for the years ended December 31, 1995, and 1996, in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.



                                         /s/Sciarabba Walker & Co., LLP
                                         ------------------------------
                                            Sciarabba Walker & Co., LLP

Ithaca, New York
October 30, 1997